Exhibit 99.1

Contact: Dan Cravens
480-693-5729

FOR IMMEDIATE RELEASE

US AIRWAYS, INC. ANNOUNCES PRICING OF $820 MILLION AIRCRAFT FINANCING

Tempe, Ariz., April 10, 2013—US Airways, Inc. (“US Airways” or the “Company”), a wholly-owned subsidiary of US Airways Group, Inc. (NYSE: LCC) (“US Airways Group”), announced today that it priced an offering of two classes of enhanced equipment trust certificates (the “Certificates”) in the aggregate face amount of approximately $820 million. The Company intends to use the proceeds from the offering to finance its purchase of 18 Airbus aircraft scheduled to be delivered from September 2013 to June 2014 and to use the balance, if any, for general corporate purposes.

The $820 million financing is comprised of approximately $620 million of Class A certificates with a final expected distribution date of November 15, 2025 and approximately $200 million of Class B certificates with a final expected distribution date of November 15, 2021. The Certificates are expected to be issued on April 24, 2013, subject to customary closing conditions.

Goldman, Sachs & Co. acted as structuring agent for the offering. Goldman, Sachs & Co., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC acted as joint book-running managers for the offering; Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Natixis Securities Americas LLC acted as co-managers for the offering.

The Certificates have been offered under the Company’s existing effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission. A prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the Securities and Exchange Commission. Copies of both the prospectus supplement and the accompanying prospectus for the offering may be obtained from Goldman, Sachs & Co. (tel: 1-866-471-2526), Citigroup Global Markets Inc. (tel: 1-212-723-6171), Morgan Stanley & Co. LLC (tel: 1-866-718-1649), Barclays Capital Inc. (tel: 1-888-603-5847), Merrill Lynch, Pierce, Fenner & Smith Incorporated (tel: 1-800-294-1322) or Natixis Securities Americas LLC (tel: 1-866-245-0436).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Forward-Looking Statements

Certain of the statements contained or referred to herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue” and similar terms used in connection with statements regarding, among others, the Company’s expectations about the timing and completion of the offering described above and the Company’s intended use of proceeds from the offering. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand, booking practices and related revenues; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of industry consolidation; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company’s high level of fixed obligations and ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may affect the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; regulatory changes affecting the allocation of slots; the Company’s reliance on third-party regional operators or third-party service providers; the Company’s reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; changes in government regulation; the impact of changes to the Company’s business model; the loss of key personnel or inability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; the Company’s ability to operate and grow its route network; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the Company’s ability to operate profitably out of Philadelphia International Airport; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; risks relating to the Company’s anticipated merger with AMR Corporation; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the Securities and Exchange Commission (“SEC”).

There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In addition, the success of the offering described above and the sale of the Certificates are subject to market and other conditions, not all of which are within the Company’s control. There is no assurance that the Company will successfully complete the proposed offering on the anticipated terms or at all. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and in the Company’s other filings with the SEC. Any forward-looking statements speak only as of the date of this release or as of the dates indicated in the statements. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. (LCCF)

-LCC-